Exhibit 14.1


                                                                         REVISED
                                                          Effective June 7, 2005





                                   CHARTERMAC
                       CODE OF BUSINESS CONDUCT AND ETHICS


Introduction

               Set forth herein is the Code of Business Conduct and Ethics (the "Code") adopted by CharterMac (together with its subsidiaries and controlled affiliates, or individually as the context requires, the "Company"). This Code summarizes basic guiding principles and standards of conduct to guide all employees, trustees and officers of the Company in meeting our goal to achieve the highest business and personal ethical standards as well as compliance with the laws and regulations that apply to our business. This Code covers a wide range of business practices and procedures, but it does not address every applicable law or respond to every ethical question or concern that may arise. All of our employees, trustees and officers must conduct themselves accordingly in every aspect of our business and seek to avoid even the appearance of wrongdoing or improper behavior. Our standard has been, and will continue to be, to advance the highest standards of ethical conduct.

               If you have questions regarding any of the goals, principles, or standards discussed or policies or procedures referred to in this Code or are in doubt about the best course of action to take in a particular situation, you should contact one of the Company's Executive Officers (the Chief Executive Officer, the President, and the Chief Financial Officer; collectively, the "Executive Officers"), or follow the guidelines set forth in Section 16 of this Code.

               Every trustee,  officer and employee has a duty to adhere to this
Code and those who  violate  the  standards  in this  Code  will be  subject  to disciplinary action which may include suspension or dismissal and/or the reporting of violative conduct to appropriate regulatory and criminal authorities. If you are involved in a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 16 of this Code.

               We are committed to continuously reviewing and updating our policies and procedures. Therefore, this Code is subject to modification. This Code supercedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

               For your convenience, we have attached as Appendix A to this Code a list of the other documents referred to in this Code and where you may obtain a copy of each of those documents. You are encouraged to review those documents as they provide additional important information and, as noted in this Code, detailed policies with respect to the matters covered by this Code.


       1.      Compliance with Laws, Rules and Regulations

               Obeying the law, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. All employees, trustees and officers must respect and obey the laws of the cities, states and countries in which we operate and the rules and regulations applicable to the Company's business. Although not all employees are expected to know the details of these laws, rules and regulations, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel who should consult with one of the Executive Officers as necessary or appropriate. Compliance with the law does not obviate the need to act with the highest honest and ethical standards.

               To promote compliance with laws, rules, regulations and the policies of the Company, including insider trading rules, other securities laws, and discriminatory harassment prohibitions, the Company has established various compliance policies and procedures and, where appropriate, may conduct information and training sessions.

       2.      Conflicts of Interest

               A "conflict of interest" exists when a person's personal private interest interferes in any way - or even appears to interfere in any way - with the interests of the Company. A conflict situation can arise when an employee, officer or trustee takes actions or has interests in connection with or as a result of a material transaction or relationship that may make it difficult for him or her or others to perform work or make decisions objectively and effectively in the Company's interest. Conflicts of interest may also arise when an employee, officer or trustee, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Conflicts of interest, unless approved in accordance with this Code, as applicable, are prohibited as a matter of Company policy. Examples include the following:

               (a)    Employment/Outside Employment

                      In consideration of their employment with the Company, employees are expected to devote their full attention to the business interests of the Company. Employees are prohibited from engaging in any activity that interferes with their performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a client, credit source, supplier, or competitor, or from taking part in any activity that enhances or supports a competitor's position. If you have any questions regarding this requirement, you should contact one of the Executive Officers.

              (b)     Outside Trusteeships

                      It is a conflict of interest to serve as a trustee of any company that competes with the Company. Employees may not serve as a trustee of another company without first obtaining the approval of the Company's Chief Executive Officer. Trustees are required to review with the Board of Trustees other proposed trusteeships to confirm that accepting such trusteeship is consistent with the Company's Corporate Governance Guidelines.

              (c)     Business Interests

                      If you are considering investing in or with a client, credit source, supplier or competitor, great care must be taken to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company's decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company. The Conflicts Committee of the Company's Board of Trustees must approve in advance any such


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



investment unless the investment (x) otherwise meets the requirements set forth in this subsection (c) and (y)(i) is with respect to a publicly traded company,
(ii) your investment is passive, and (iii) you own less than 1% of the company's outstanding stock.

              (d)     Related Parties

              All transactions with "Affiliates", as defined in the Company's Second Amended and Restated Trust Agreement ("Trust Agreement"), are subject to review by the Conflicts Committee of the Board of Trustees, in accordance with the charter of the Conflicts Committee.

              "Affiliate" is currently defined in the Trust Agreement, as follows: "Affiliate" of an Entity shall mean (i) any officer, director, partner, employee or controlling shareholder of such Entity; (ii) any Person controlling, controlled by or under common control with any Entity or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any Person described in (ii) above; and (iv) any Person who is a member, other than as limited partner, with any individual described in (i) and
(ii) above in a relationship of joint venture, general partnership, or similar form of unincorporated business association.

              (e)     Other Situations

                      Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. Any employee, officer or trustee who becomes aware of a conflict of interest or a potential conflict of interest should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the guidelines described in Section 16 of this Code.

       3.      Insider Trading

               Employees, officers and trustees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information about the Company or any other company for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. Please refer to the Company's Insider Trading Policy. The purpose of such policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policies and to set forth procedures with respect to trading in the Company's securities.

       4.      Public Disclosure

               The Company is  committed  to  providing  full,  fair,  accurate, timely and understandable disclosure in the periodic reports and other information it files with or submits to the SEC and in other public communications, such as press releases, earnings conference calls and industry conferences, made by the Company. In meeting such standards for disclosure, the Company's executive officers and trustees shall at all times strive to comply with the Company's disclosure obligations and, as necessary, appropriately consider and balance the need or desirability for confidentiality with respect to non-public negotiations or other business developments. The Executive Officers are responsible for establishing effective disclosure controls and procedures and internal controls for financial reporting within the meaning of applicable SEC rules and regulations and the Company expects the Executive Officers to take a leadership role in implementing such controls and procedures and to position the Company to comply with its disclosure obligations and otherwise meet the foregoing standards for public disclosure.

               No employee, officer or trustee should interfere with, hinder or obstruct the Company's efforts to meet the standards for public disclosure set forth above. Please refer to the Regulation FD policy in the Company Handbook.

       5.      Corporate Opportunities

               Employees, officers and trustees are prohibited from exploiting for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is fully disclosed to the Board and the Board declines to pursue such opportunity. No employee, officer or trustee may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and trustees owe a duty to the Company to advance its legitimate interest when the opportunity to do so arises.

       6.      Competition and Fair Dealing

               We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, trustee and officer should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, consultants, competitors and employees. No employee, trustee or officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

       7.      Discrimination and Harassment

               The diversity of the Company's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind - especially involving race, color, religion, gender, age, national origin, disability and veteran or marital status. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

               All of our employees deserve a positive work environment where they will be respected and we are committed to providing an environment that supports honesty, integrity, respect, trust and responsibility. All of our employees should contribute to the creation and maintenance of such an environment and our Executive Officers and management and supervisory personnel should take a leadership role in achieving a work environment that meets our diversity standards and is free from the fear of retribution. Please refer to the Company's sexual and other discriminatory harassment policy in the Company Handbook for more information.

       8.      Health and Safety

               The Company strives to provide each employee with a safe and healthful work environment. Each employee has a responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

               Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

       9.      Record-Keeping

               The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm and all other recorded information regardless of medium or characteristics.

               Many employees, officers and trustees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or one of the Executive Officers. Please refer to the Company's business travel policy for further information regarding business expenses.

               The Company's responsibilities to its shareholders and the investing public require that all of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls and generally accepted accounting practices and principles. No one should rationalize or even consider misrepresenting facts or falsifying records. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

               Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. No record or document shall be destroyed which is the subject of a subpoena or other legal process or if there is a reasonable belief that litigation proceedings or government investigative proceedings are likely to occur and it is anticipated that such record or document is relevant to such proceedings. All employees are expected to comply with all federal, state and industry-specific record retention rules and requirements.

       10.     Confidentiality

               Employees, trustees and officers must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by one of the Executive Officers or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

               The  Company  and  its   employees,   agents,   consultants   and
contractors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government inquiries and requests for information, documents or investigative interviews (whether in person, by phone, email or written correspondence) must be referred to one of the Executive Officers who will be responsible for coordinating a response. No financial information may be disclosed without the prior approval of the Chief Financial Officer.

       11.     Protection and Proper Use of Company Assets

               All employees, trustees and officers should endeavor to protect the Company's property, electronic communications systems, information resources, facilities and equipment and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation pursuant to Section 16 of this Code. Company assets should not be used for non-Company business, although we recognize that incidental personal use may be permitted without adversely affecting the interests of the Company. Personal use of Company assets must always be in accordance with Company policy. You should consult your supervisor for appropriate guidance and permission.

               The obligation of employees, trustees and officers to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

               Unauthorized duplication of copyrighted computer software violates the law. You must neither engage in nor tolerate the making or using of unauthorized software copies and must comply will all license and purchase terms regulating the use of any software. The Company will provide all software needed to meet legitimate needs.

       12.     Payments to Government Personnel

               The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

               In addition, there are a number of federal and state laws and regulations regarding business gratuities which may be accepted by U.S. or state government personnel. The promise, offer or delivery to an official or employee of the U.S. government or a state government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. Local governments, as well as foreign governments, may have similar rules. You must consult with one of the Executive Officers prior to making any such gifts.

       13.     Business Entertainment and Gifts

               We recognize that business entertainment and gifts are meant to create good will and sound working relationships, not to gain unfair advantage with customers or suppliers. Neither we nor our family members offer, give, or accept any gift or entertainment unless it: (A) is not a cash gift, (B) is consistent with customary business practices, (C) is not excessive in value, (D) cannot be construed as a bribe or payoff, and (E) does not violate any laws or regulations. Any questionable gift or invitation should be discussed with your supervisor or one of the Executive Officers.



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



       14.     Waivers of the Code of Business Conduct and Ethics

               Any waiver of any provision of this Code for Executive Officers or trustees must be approved by the Audit Committee and will be promptly disclosed as required by applicable securities law or stock exchange regulation. With regard to employees who are not Executive Officers, waivers must be approved by one of the Executive Officers. If there is a conflict between the terms of this Code and any other agreement (including without limitation an employment or similar agreement) to which an Executive Officer, trustee or employee of the Company is bound, the terms of such other agreement shall control.

       15.     Reporting any Illegal or Unethical Behavior; No Retaliation

               It is your obligation and ethical responsibility to help enforce this Code, and to that end, you should promptly report violations of this Code in accordance with the guidelines set forth in Section 16 of this Code. Employees, trustees and officers are encouraged to talk to supervisors, managers or other appropriate personnel about observed or suspected illegal, improper or unethical behavior and when in doubt about the best course of action in a particular situation. You should know that reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other Company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is both a violation of Company policy and is prohibited by a variety of state and federal civil and criminal laws including the Sarbanes-Oxley Act of 2002. Accordingly, it is the policy of the Company not to allow retaliation for reports of wrongdoing or misconduct by others made in good faith by employees. Employees, trustees and officers are expected to cooperate in internal investigations of wrongdoing or misconduct.

       16.     Compliance Procedures

               We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, you should keep in mind the following steps as you consider a particular problem or concern.

               (a) Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

               (b) Ask yourself: What specifically am I being asked to do or ignore? Does it seem illegal, unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it may very well be.

               (c) Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss your concerns.

               (d) You should report violations of this Code to or otherwise discuss your concerns in this regard with your supervisor. In many cases, your supervisor will be more knowledgeable about the question or concern, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems. Supervisors are obligated to report violations of this Code to one of the Executive Officers.

               (e) In the case where it may not be appropriate to report a violation to or discuss your concerns with your supervisor, or where you do not feel comfortable approaching your supervisor to report a violation or discuss your concerns, you may report the violation or discuss your concerns with one of the Executive Officers. If you prefer to report violations or your concerns on an anonymous basis, please use the procedures outlined in Section 18.

               (f) Reports of violations of this Code or other complaints made to the persons referenced above will be reviewed by a representative from the Human Resources Department who will make a formal report to the Executive Officers. The Executive Officers shall either (i) conduct an investigation of the facts and circumstances as they deem appropriate and report their conclusions and remedial actions taken, if any, to the Audit Committee or (ii) report the alleged violation or other complaint to the Audit Committee for further direction.

               (g) Your communications of violations or concerns will be kept confidential to the extent feasible, and except as required by law.

               (h) All reports of violations of the Code will be promptly reviewed and resolved. If you are not satisfied with the response, you may contact the Audit Committee.

               (i) Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

       17.     Accuracy of Financial Reports and Accounting Complaints

               The Company's senior financial officers and other employees working in the Company's accounting and finance departments have a special responsibility to ensure that all of the Company's financial disclosures are full, fair, accurate, timely and understandable. Such employees must understand and strictly comply with generally accepted accounting principles as adopted by the Company and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts. The SEC has adopted rules that prohibit officers or directors, and persons acting under their direction, from making any materially false, misleading, or incomplete statement to an accountant in connection with an audit or any filing with the SEC.

               The Company's policy is to comply with all applicable financial reporting and accounting regulations. If any trustee, officer or employee of the Company has unresolved concerns or complaints regarding questionable accounting, internal control or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints to the Audit Committee. Such concerns and complaints may be made anonymously in accordance with the guidelines described in Section 16 of this Code. Such submissions may be directed to the attention of the Audit Committee, or any trustee who is a member of the Audit Committee, at the principal executive offices of the Company.

        18.    Reporting Method

               In connection with Sections 15 - 17 above, any trustee, officer or employee may submit their concerns anonymously through our confidential voicemailbox by calling 1-800-863-2584. Calls submitted with respect to Section 17 will be screened by the Chairman of the Audit Committee. Calls submitted with respect to Sections 15 - 16 will be screened by the head of the human resources department, who will then follow the procedures listed in Section 16 (f) above.



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



       19.     Compliance Required

               The matters covered in this Code are of the utmost importance to the Company, its shareholders and its business partners, and are essential to the Company's ability to conduct its business in accordance with its stated values. We expect all of our trustees, officers, employees, agents, contractors, consultants and representatives to adhere to these rules in carrying out their duties for the Company.

               The Company will take appropriate action against any individual whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company's sole discretion. Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws, rules or regulations have been violated, the Company will cooperate fully with the appropriate authorities.

       20.     Administration

No code, including this one, can cover all situations. Similarly, exceptional circumstances may occur which do not fit neatly within the guidelines of this Code or where strict application of this Code may not produce a fair result. Overall administration of this Code including its interpretation and amendment is under the authority of the Audit Committee of the Board.

                                                                      APPENDIX A
                                                                      ----------





          LIST OF DOCUMENTS REFERRED TO IN THE CODE OF CONDUCT AND HOW
                               YOU CAN FIND THEM

---------------------- ---------- ------------------------------------------------- ---------------------

      Document           Code                    Where You can Find It                Date Last Revised
      --------          Section                  ---------------------                -----------------
                        -------
---------------------- ---------- ------------------------------------------------- ---------------------
---------------------- ---------- ------------------------------------------------- ---------------------
Corporate Governance     2(b)     http://ir.chartermac.com/ireye/ir_site.zhtml?
     Guidelines                   ticker=CHC&script=2240

---------------------- ---------- ------------------------------------------------- ---------------------
 Second Amended and      2(d)     http://www.sec.gov/Archives/edgar/data/1043325
   Restated Trust                 /000111667903002525/trust-agmt.txt
      Agreement
---------------------- ---------- ------------------------------------------------- ---------------------
   Insider Trading         3                      Company Handbook
       Policy
---------------------- ---------- ------------------------------------------------- ---------------------
    Regulation FD          4                      Company Handbook
        Policy
---------------------- ---------- ------------------------------------------------- ---------------------
      Harassment           7                      Company Handbook
        Policy
---------------------- ---------- ------------------------------------------------- ---------------------
  Business Expense         9                      Company Handbook
       Policy
---------------------- ---------- ------------------------------------------------- ---------------------
  Record Retention         9                      Company Handbook
       Policy
---------------------- ---------- ------------------------------------------------- ---------------------
      Software            11                       General Counsel
      Licenses
---------------------- ---------- ------------------------------------------------- ---------------------

                                                                       EXHIBIT A
                                                                       ---------





                        ACKNOWLEDGMENT OF RECEIPT OF CODE


                         OF BUSINESS CONDUCT AND ETHICS


        I have received and read the Company's Code of Business Conduct and Ethics (the "Code"). I understand the standards and policies contained in the Code and understand that there may be additional policies or laws specific to my position as an employee, officer or trustee of the Company. I further agree to comply with the Code.

        If I have questions concerning the meaning or application of the Code, any Company policies, or the legal and regulatory requirements applicable to my position, I know I can consult my supervisor or one of the Executive Officers, knowing that my questions or reports to these sources will be maintained in confidence.

Certification
-------------

        I have read the above Code of Conduct and, subject to any previously disclosed circumstances, have been in compliance since the date of my previous certification (or since the date of my employment if this is my first certification).

        ____   Yes


        ____   Yes, subject to the following:





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Employee Name

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Signature

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Date